
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         MAR-31-1998
<CASH>                                               311,867
<SECURITIES>                                         275,387
<RECEIVABLES>                                        103,765<F1>
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               15,451,119
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       37,131,787<F2>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           23,749,369
<TOTAL-LIABILITY-AND-EQUITY>                         37,131,787<F4>
<SALES>                                              000
<TOTAL-REVENUES>                                     2,733,282<F5>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     4,161,995<F6>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   884,758
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      1,868,051
<CHANGES>                                            000
<NET-INCOME>                                         (3,597,835)<F7>
<EPS-PRIMARY>                                        (35.62)
<EPS-DILUTED>                                        000

<F1>Included in receivables: Accounts receivable $90,467, Interest receivable
$13,298.
<F2>Included in total assets: Prepaid expenses $25,247, Tenant security deposits
$68,292, Other assets $131,127, Investments in Local Limited Partnerships $20,136,185, Replacement reserves $194,671, Deferred escrow $225,000, Deferred expenses, net $209,127
<F4>Included in Total Liabilities and equity:  Accounts payable  to  affiliates
$1,702,519,   Accounts  payable  and  accrued  expenses $484,817,  Interest payable $312,091, Note payable- affiliate $514,968, Security deposits payable $70,630, Due to affiliate $323,046, Deferred acquisition fees payable $225,000, General Partner Advances $200,000, Mortgage notes payable
$8,641,832,   Minority   interest  in  Local   Limited   Partnerships   $907,515
<F5>Included in Total revenue:  Rental  $2,470,887,  Investment  $40,340,  Other
$222,055
<F6>Included in Other Expenses: Asset Management fees $423,223, General and Administrative $493,519, Bad debt expense $394,319, Property Management fees $179,980, Rental operations, exclusive of depreciation $1,725,621, Depreciation $767,716, Amortization $177,617
<F7>Included in Net loss: equity in losses of Local  Limited  Partnerships
$3,287,444, minority interest in loss of Local Limited Partnerships $153,280 and loss on liquidation of interests in Local
Limited Partnerships $18,251

